UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2007

CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

PMB# 101 2211 North Rampert Boulevard, Las Vegas, NV 89128-7640
(Address of principal executive offices) (Zip Code)

(720) 740-5633
(Registrant’s telephone number, including area code)

1517 North Point #477, San Francisco, CA 94123
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01. Other Events.

Background

The background to the legal proceeding discussed in this Current Report on Form 8-K was disclosed in Chadmoore’s Current Report on Form 8-K filed November 17, 2006. Please review this Current Report on Form 8-K.

In summary, the legal proceeding discussed below relates to the acquisition on November 10, 2005, by Sunset Brands, Inc. a Nevada corporation, (“Brands”) of U.S. Mills, Inc., a Delaware corporation (“Mills”), from the IBF Fund Liquidating LLC (“Fund LLC”) through a bankruptcy proceeding. As partial consideration for the purchase of Mills, among other consideration, Brands issued to IBF a convertible debenture with an original principal amount of $5,000,000 (“Debenture”). The legal proceeding relates to Chadmoore’s purported obligation to guarantee or purchase up to half of the Debenture.

This purported transaction was not approved by Chadmoore’s board of directors and the independent board members were not aware of this transaction at the time of its execution. The board of directors has not subsequently ratified the purported obligation or guarantee and does not intend to do so. The independent board members are not aware that Chadmoore received any consideration or benefit for purportedly entering into the guarantee or obligation.

Motion for Preliminary Injunction

On February 14, 2007, the IBF Fund Liquidating LLC (“Fund LLC”) filed a Motion for Preliminary Injunction (the “Motion”) against Chadmoore Wireless Group, Inc., the Chadmoore Shareholder Liquidating Trust (the “Shareholder Liquidating Trust”), Robert Moore and Stephen Radusch: (1) seeking to prohibit Chadmoore and the Shareholder Liquidating Trust from making shareholder distributions or otherwise impairing its assets and (2) seeking an accounting from Chadmoore and the Trust of all assets and any transfers of property since November 1, 2005. Chadmoore received notice of hearing on February 16, 2007.

The Motion seeks to require that each of Robert Moore, Chadmoore’s former Chief Executive Officer, and Stephen Radusch, Chadmoore’s former Chief Financial Officer: (1) segregate and not disburse an amount equal to any shareholder distributions each of them received from Chadmoore and (2) provide an accounting of each of their assets and any transfers or disbursements of assets in excess of $2,500 since November 1, 2005.

The Motion was filed in the United States Bankruptcy Court for the Southern District of New York. A hearing has been set for consideration of the Motion on March 8, 2007. The Notice of Hearing requires Chadmoore to provide an objection to the Motion by February 26, 2007 at 4:00 pm local time, although that deadline has been extended to March 5, 2007.

Fund LLC has filed a complaint seeking to require that Chadmoore fulfill its purported contractual obligation to purchase $2.5 million of the Debenture. In addition, in the complaint, Fund LLC has made the following claims among others, against Chadmoore: (1) breach of contract; (2) Chadmoore should be prevented from arguing that Chadmoore’s purported contractual obligations were entered without proper authority and therefore unenforceable; (3) Chadmoore received a benefit from its purported contractual obligations and should be prevented from arguing that its terms were unenforceable; (4) the shareholder distribution on October 16, 2006 was a fraudulent transfer because it left Chadmoore insolvent; and (5) the shareholder distribution on October 16, 2006 was an improper distribution because it left Chadmoore insolvent. Further, Fund LLC has made claims against Mr. Moore and Mr. Radusch for breach of fiduciary duty, improper shareholder distribution and fraudulent transfer.

Chadmoore intends to file an objection to the Motion, to appear at the hearing to defend its position and to vigorously defend its rights against the Motion and any other claims arising from this matter. Chadmoore continues to believe that Fund LLC’s claims against Chadmoore are without merit.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation - 2002 (Registrant)

February 23, 2007 Date	By:/s/ Gil Labrucherie Name: Gil Labrucherie Title: Interim President

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